UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2022 (July 1, 2022)

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	NXDT	New York Stock Exchange

5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2022 (the “Deregistration Date”), the Securities and Exchange Commission (the “SEC”) issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “1940 Act”) declaring that NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company,” “we” or “our”) has ceased to be an investment company under the Investment Company Act of 1940 Act, as amended (the “Deregistration Order”). The issuance of the Deregistration Order enables us to proceed with full implementation of our new business mandate to operate as a diversified real estate investment trust (“REIT”) that focuses primarily on investing in various commercial real estate property types and across the capital structure, including but not limited to: equity, mortgage debt, mezzanine debt and preferred equity (the “Business Change”).

Advisory Agreement

In connection with the Business Change and effective on the Deregistration Date, we terminated our investment advisory agreement (the “Former Advisory Agreement”) with NexPoint Advisors, L.P. (“NexPoint”) and entered into a new advisory agreement (the “Advisory Agreement”) with NexPoint Real Estate Advisors X, L.P. (the “Adviser”), a subsidiary of NexPoint. We also terminated the investment advisory agreements (the “Subsidiary Advisory Agreements”) between NexPoint and our wholly owned subsidiaries, NexPoint Real Estate Opportunities, LLC and NexPoint Real Estate Capital, LLC, effective on the Deregistration Date. A description of the Advisory Agreement follows:

Duties of the Adviser

Pursuant to the Advisory Agreement, subject to the overall supervision of our Board of Trustees, the Adviser manages our day-to-day operations, and provides investment management services to us.

Advisory Fee and Administrative Fee

As consideration for the Adviser’s services under the Advisory Agreement, we pay our Adviser an annual fee (the “Advisory Fee”) of 1.00% of Managed Assets (as defined below) and annual fee (the “Administrative Fee” and, together with the Advisory Fee, the “Fees”) of 0.20% of the Company’s Managed Assets, in each case paid monthly, in cash or at the election of the Adviser in shares of our common stock, subject to certain limitations.

Under the Advisory Agreement, “Managed Assets” means an amount equal to the total assets of the Company, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing to purchase or develop real estate or other investments, borrowing through a credit facility, or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Company’s investment objectives and policies, and/or (iv) any other means. In the event the Company holds collateralized mortgage-backed securities (“CMBS”) where the Company holds the controlling tranche of the securitization and is required to consolidate under generally accepted accounting principles all assets and liabilities of a specific CMBS trust, the consolidated assets and liabilities of the consolidated trust will be netted to calculate the allowable amount to be included as Managed Assets. In addition, in the event the Company consolidates another Person it does not wholly own as a result of owning a controlling interest in such Person or otherwise, Managed Assets will be calculated without giving effect to such consolidation and instead such Person’s assets, leverage, expenses, liabilities and obligations will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of Managed Assets. The Adviser computes Managed Assets as of the end of each fiscal quarter and then computes each installment of the Fees as promptly as possible after the end of the month with respect to which such installment is payable.

As of the Deregistration Date, no Fees have been paid to the Adviser pursuant to the Advisory Agreement.

Reimbursement of Expenses; Expense Cap

We are required to pay directly or reimburse the Adviser for all of the documented “operating expenses” (all out-of-pocket expenses of the Adviser in performing services for us, including but not limited to the expenses incurred by the Adviser in connection with any provision by the Adviser of legal, accounting, financial, due diligence, investor relations or other services performed by the Adviser that outside professionals or outside consultants would otherwise perform and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery or other office, internal and overhead expenses of the Adviser required for our operations) and any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses (collectively, “Offering Expenses”), paid or incurred by the Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement. Direct payment of operating expenses by us together with reimbursement of operating expenses to the Adviser, plus compensation expenses relating to equity awards granted under our long-term incentive plan and all other corporate general and administrative expenses of the Company, including the Fees payable under the Advisory Agreement, may not exceed 1.5% of Managed Assets (the “Expense Cap”), calculated as of the end of each quarter, for the twelve-month period following the Company’s receipt of the Deregistration Order; provided, however, that this limitation will not apply to Offering Expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions or other events outside the ordinary course of our business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments; provided, further, in the event the Company consolidates another entity that it does not wholly own as a result of owning a controlling interest in such entity or otherwise, expenses will be calculated without giving effect to such consolidation and instead such entity’s expenses will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of expenses. The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on the Company’s behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

Term of the Advisory Agreement

The Advisory Agreement has an initial term of three years and is automatically renewed thereafter for successive additional one-year terms unless earlier terminated. We have the right to terminate the Advisory Agreement on 30 days’ written notice for cause (as defined in the Advisory Agreement). The Advisory Agreement can be terminated by us or the Adviser without cause with 180 days’ written notice to the other party. The Adviser may also terminate the agreement with 30 days’ written notice if we have materially breached the agreement and such breach has continued for 30 days. In addition, the Advisory Agreement shall terminate in the event of an assignment (as defined in Section 202(a)(1) of the Investment Advisers Act of 1940) of the Advisory Agreement (an “Advisers Act Assignment”). A termination fee will be payable to the Adviser by us upon termination of the Advisory Agreement for any reason, including non-renewal, other than a termination by us for cause or a termination due to an Advisers Act Assignment. The termination fee will be equal to three times the Fees earned by the Adviser during the twelve month period immediately preceding the most recently completed calendar quarter prior to the effective termination date; provided, however, if the Advisory Agreement is terminated prior to the one year anniversary of the date of the Advisory Agreement, the Fees earned during such period will be annualized for purposes of calculating the Fee.

Liability and Indemnification of Manager

Under the terms of the Advisory Agreement, the Adviser will indemnify and hold harmless the Company and its subsidiaries, including the Company’s Operating Partnership (defined below), from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of the Adviser’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Adviser will not be held responsible for any action of our Board of Trustees in following or declining to follow any written advice or written recommendation given by the Adviser. However, the aggregate maximum amount that the Adviser may be liable to us pursuant to the Advisory Agreement will, to the extent not prohibited by law, never exceed the amount of the Advisory Fees received by the Adviser under the Advisory Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability have occurred. In addition, the Adviser will not be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The limitations described in the preceding two sentences will not apply, however, to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of the Adviser’s duties.

Other Activities of Manager and its Affiliates

The Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Adviser is required to devote sufficient resources to our administration to discharge its obligations under the Advisory Agreement.

The foregoing description of the Advisory Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Advisory Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective on the Deregistration Date, we terminated the Former Advisory Agreement and the Subsidiary Advisory Agreements pursuant to which NexPoint provided investment advisory services to us and certain of our subsidiaries. In addition, effective on the Deregistration Date, we terminated our administration services agreement with NexPoint (the “Administration Services Agreement”) pursuant to which NexPoint previously performed administrative functions for us in connection with our operation as a closed-end investment company. Going forward, we expect our Adviser to perform advisory services and administrative functions for us in connection with the Business Change pursuant to the Advisory Agreement.

Former Advisory Agreement

In exchange for the investment advisory services provided by NexPoint under the Former Advisory Agreement, the Company paid the Adviser a fee for investment management services (the “Former Advisory Fee”), payable monthly, in an amount equal to 1.00% of the average weekly value of an amount (the “Former Managed Assets”) equal to the total assets of the Company, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Company’s investment objectives and policies, and/or (iv) any other means. The Adviser was permitted to waive a portion of its fees.

For the fiscal year ended December 31, 2021, the Company incurred a Former Advisory Fee of $8.7 million, paid entirely in cash. From January 1, 2022 through May 31, 2022, the Company incurred a Former Advisory Fee of $4.1 million, paid entirely in cash.

Administration Services Agreement

In exchange for the administration services provided by NexPoint under the Administration Services Agreement, the Company paid to NexPoint an annual fee (the “Administration Services Fee”), payable monthly, in an amount equal to 0.20% of the average weekly value of the Former Managed Assets.

For the fiscal year ended December 31, 2021, the Company incurred an Administration Services Fee of $1.8 million, paid entirely in cash. From January 1, 2022 through May 31, 2022, the Company incurred an Administration Services Fee of $0.9 million, paid entirely in cash.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information contained under “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective on the Deregistration Date, the Audit Committee of our Board of Trustees approved the engagement of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year 2022 and the dismissal of Cohen & Company, Ltd. (“Cohen”) as our independent registered public accounting firm.

During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through the Deregistration Date, we did not, nor did anyone on our behalf, consult with KPMG with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”), and the related instructions, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

The reports of Cohen on our financial statements for each of the two years ended December 31, 2021 and 2020, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through the Deregistration Date, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and Cohen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Cohen, would have caused Cohen to make reference to the subject matter of the disagreement in their report. During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through the Deregistration Date, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Cohen with a copy of the disclosures contained in this Current Report on Form 8-K and requested that Cohen furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of Cohen’s letter, dated July 1, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Business Change, we also announced changes to our Board of Trustees and executive officers, effective on the Deregistration Date. The Board of Trustees appointed Brian Mitts as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary, Matt McGraner as our Executive VP, Chief Investment Officer and Secretary and D.C. Sauter as our General Counsel. James Dondero will continue to serve as President and Dustin Norris will continue to serve as Executive Vice President. Frank Waterhouse resigned from his position as Treasurer, Principal Accounting Officer and Principal Financial Officer, Will Mabry resigned from his position as Assistant Treasurer, Rahim Ibrahim resigned from his position as Assistant Secretary, and Stephanie Vitiello resigned from her position as Secretary, Chief Compliance Officer, and Anti-Money Laundering Officer, effective as of the Deregistration Date.

In addition, John Honis, Bryan A. Ward, Ethan Powell and Dr. Bob Froehlich resigned as Trustees of the Company, effective as of the Deregistration Date. Mr. Powell also resigned in his capacity as Chairman of the Board of Trustees, effective as of the Deregistration Date. The resignations of the foregoing Trustees were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board of Trustees also increased the number of members comprising the Board of Trustees by one and declassified the Board of Trustees as of the Deregistration Date. Also on the Deregistration Date, the Board of Trustees appointed Mr. Mitts, Mr. Dondero, Scott Kavanaugh and Dr. Arthur Laffer to the Board of the Trustees and Mr. Dondero as Chairman of the Board of Trustees, each of whom will serve for a term that will expire at the next annual meeting of shareholders or until their successor has been elected and qualified. Beginning with the annual meeting of the Company’s shareholders to be held in 2023, all Trustees will be elected to serve for terms that will expire at the next annual meeting of shareholders or until their successor has been elected and qualified. Each of Mr. Kavanaugh and Dr. Laffer has been named to the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Mr. Mitts, age 51, has served as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary and as a member of our Board of Trustees since the Deregistration Date. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is an affiliate of our Adviser, as well as NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multi-family REIT, and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our Adviser’s financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA and NXRT, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Management, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of NexPoint. He has worked for NREA or its affiliates since 2007. He has also served as the Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage REIT, since February 2020 and as a member of the board of directors of NREF since June 2019; as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015, additionally as Secretary of NXRT since February 2019, and as a member of the board of directors of NXRT since September 2014; as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook Homes Trust, Inc. (“VineBrook”), a single-family rental REIT registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934, since November 2018, additionally as Interim President of VineBrook since September 2021, and as a member of the board of directors of VineBrook since July 2018; as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange, since December 2018; and as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc., a private self-storage lending REIT, since November 2020. In addition, Mr. Mitts served as President and Treasurer of NREF from June 2019 to February 2020, President and Treasurer of NXRT from September 2014 to March 2015, and President and Treasurer of VineBrook from July 2018 to October 2018.

Matt McGraner, age 38, has served as our Executive VP, Chief Investment Officer and Secretary since the Deregistration Date. He has also served as the Executive VP and Chief Investment Officer of NREF since February 2020; as Executive VP and Chief Investment Officer of NXRT since March 2015; as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019; and as President and a member of the board of directors of NexPoint Storage Partners, Inc. since November 2020. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2018 and as a Managing Director at NexPoint since 2016. Mr. McGraner served as Secretary of NREF from June 2019 to February 2020; as Secretary of NXRT from September 2014 to March 2015; and as Chief Executive Officer, President and Secretary of VineBrook from October 2018 to February 2019. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at NexPoint, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of mergers and acquisitions and private equity transactions. Since 2013, Mr. McGraner has led the acquisition and financing of approximately $11.8 billion of real estate investments.

Except as set forth below, none of Mr. Dondero, Mr. Mitts, Mr. Kavanaugh, Dr. Laffer and Mr. McGraner has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Trustees who are officers of the Company do not receive compensation for their service as Trustees.

We provide the following compensation for non-management Trustees:

●	each non-management Trustee receives an annual Trustee’s fee payable in cash equal to $20,000;
●	the chair of our Audit Committee receives an additional annual fee payable in cash equal to $15,000;
●	the chair of our Compensation Committee receives an additional annual fee payable in cash equal to $7,500;
●	the chair of our Nominating and Corporate Governance Committee receives an additional annual fee payable in cash equal to $7,500; and
●	the lead independent trustee receives an additional annual fee payable in cash equal to $10,000.

We also reimburse Trustees for all expenses incurred in attending meetings of the Board of Trustees or committees thereof.

Because the Advisory Agreement provides that our Adviser is responsible for managing our affairs, our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. We do not determine the cash compensation payable by the Adviser to our executive officers. The Adviser and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Adviser and its affiliates. The Adviser and its affiliates also determine whether and to what extent our executive officers will be provided with employee benefit plans.

Certain Relationships and Related Party Transactions

Advisory Agreement

The Company is externally advised by the Adviser pursuant to the Advisory Agreement. The Adviser is an affiliate of NexPoint, an investment adviser registered with the SEC that was founded by Mr. Dondero. Mr. Dondero serves as President of NexPoint, which is owned by a trust of which Mr. Dondero is the primary beneficiary and has a general partner owned by Mr. Dondero. The description of the Advisory Agreement under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference. The description of the Advisory Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Advisory Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Former Advisory Agreement

The Company was formerly a party to the Former Advisory Agreement and the Subsidiary Advisory Agreements pursuant to which NexPoint provided investment advisory services to the Company and certain of its subsidiaries. The description of the Former Advisory Agreement and the Subsidiary Advisory Agreements under “Item 1.02. Termination of a Material Definitive Agreement” is incorporated herein by reference.

Administration Services Agreement

The Company was formerly a party to the Administration Services Agreement pursuant to which NexPoint previously performed administrative functions for us in connection with our operation as a closed-end investment company. The description of the Administration Services Agreement under “Item 1.02. Termination of a Material Definitive Agreement” is incorporated herein by reference.

Subsidiary Investment Management Agreement

An indirect wholly owned subsidiary of the Company (the “DAC”) is party to an agreement (the “DAC IMA”) with NexAnnuity Asset Management, L.P. (“NexAnnuity”) pursuant to which NexAnnuity provides investment management services to the DAC. Mr. Dondero serves as President of NexAnnuity, which is indirectly owned by a trust of which Mr. Dondero is the primary beneficiary.

In exchange for its services, the DAC IMA provides that NexAnnuity will receive a management fee (the “DAC Management Fee”) paid monthly in an amount equal to 1.00% of the average weekly value of an amount equal to the total assets of the DAC, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the investment objective, investment guidelines and policies under the DAC IMA, and/or (iv) any other means, plus any value added tax or any other applicable tax, if any, thereon. NexAnnuity may waive all or a portion of the DAC Management Fee.

For the fiscal year ended December 31, 2021, the DAC incurred a DAC Management Fee of approximately $0.4 million, paid entirely in cash. From January 1, 2022 through May 31, 2022, the Company incurred a DAC Management Fee of $0.3 million, paid entirely in cash.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Business Change, the Board of Trustees authorized and adopted the Restated Certificate of Trust (the “Certificate of Trust”) and amended and restated the Agreement and Declaration of Trust (the “Declaration of Trust”) and the Bylaws (the “Bylaws”), to among other things, declassify the Board of Trustees, reflect our new name and provide for a trustee with a principal place of business in Delaware. The Certificate of Trust, Declaration of Trust and the Bylaws are effective on the Deregistration Date.

The foregoing summary of the Certificate of Trust, Declaration of Trust and Bylaws is qualified in its entirety by reference to the text of each of the same, which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective on the Deregistration Date, the Company adopted a new code of business conduct and ethics that applies to the Company’s officers, employees and members of the Board of Trustees, which satisfies the requirements included in Item 406(b) of Regulation S-K. The code of business conduct and ethics is available on our website nxdt.nexpoint.com in the Governance section. A copy of the code of business conduct and ethics is also available upon written request to our Corporate Secretary at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Item 8.01.	Other Events.

Business Change

The information relating to our receipt of the Deregistration Order under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

On the Deregistration Date, the Company formed a wholly owned subsidiary, NexPoint Diversified Real Estate Trust Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), to be the operating partnership through which the Company’s operations as a REIT will be conducted. A copy of the Operating Partnership’s limited partnership agreement is attached hereto as Exhibit 10.2.

The Company intends to elect to be treated as an equity REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2021 and intends to continue to be treated as an equity REIT for U.S. federal income tax purposes for the taxable year ending December 31, 2022 and for future taxable years.

The Company will file reports under the Securities Exchange Act of 1934 for its 2022 fiscal year as a smaller reporting company and a non-accelerated filer.

Termination of Dividend Reinvestment Plan

Effective on the Deregistration Date, the Company terminated its Dividend Reinvestment Plan. The Company’s transfer agent and unaffiliated brokers are expected to have unaffiliated reinvestment plans available for participation by the Company’s shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Trust of NexPoint Diversified Real Estate Trust, effective July 1, 2022
3.2	Declaration of Trust of NexPoint Diversified Real Estate Trust, dated July 1, 2022
3.3	Bylaws of NexPoint Diversified Real Estate Trust, dated July 1, 2022
10.1	Advisory Agreement, dated July 1, 2022, by and between NexPoint Diversified Real Estate Trust and NexPoint Real Estate Advisors X, L.P.
10.2	Limited Partnership Agreement of NexPoint Diversified Real Estate Trust Operating Partnership, L.P., dated July 1, 2022
16.1	Letter of Cohen & Company, Ltd., dated July 1, 2022, to the Securities and Exchange Commission
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

Cautionary Notice Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “enable,” “proceed”, “focus,” “will,” “intend,” “expect” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to fully implement the Business Change, including the Company’s transition to a REIT, the Company’s intention to elect to be treated as an equity REIT for U.S. federal income tax purposes and the availability of unaffiliated reinvestment plans. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (1) risks related to the real estate industry, including (a) changes in general economic and market conditions; (b) changes in the value of real estate properties; (c) risks related to local economic conditions, overbuilding and increased competition; (d) increases in property taxes and operating expenses; (e) changes in zoning laws; (f) casualty and condemnation losses; (g) variations in rental income, neighborhood values or the appeal of property to tenants; (h) the availability of financing; (i) changes in interest rates and leverage and (j) recessions or general economic downturn where properties are located and (2) risks related to non-diversification and other focused strategies, including that a significant amount of the Company’s investments could be invested in the instruments of only a few companies or other issuers or that at any particular point in time one investment strategy could be more heavily weighted than the others. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this report and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date:  July 1, 2022